EMPLOYMENT AGREEMENT
                                (Vice President)


                  AGREEMENT dated October 1, 1996, by and between HEALTHCARE HEARING CLINICS, INC., a Washington corporation ("HealthCare"), and GREGORY J. FRAZER ("Employee").

                                    RECITALS:

                  A. HealthCare operates audiology and hearing aid clinics in the United States which provide services directly to members of the public and through referrals from the medical community.

                  B. Employee is a principal shareholder in a number of California corporations operated in conjunction with each other under the name "Hearing Care Associates". Such corporations operate audiology and hearing aid clinics in the Los Angeles, California, metropolitan area. Pursuant to a Merger Agreement dated October 1, 1996 (the "Merger Agreement"), three of such corporations Hearing Care Associates - Glendale, Inc., Hearing Care Associates - Glendora, Inc., and Hearing Care Associates - Northridge, Inc. (such corporations are hereinafter referred to as "HCA"), are being acquired by HealthCare by means of a merger of HCA into HealthCare.

                  C. Employee has heretofore been an officer of HCA and as a result possesses an intimate knowledge of the business operations, policies, methods, and personnel of HCA.

                  D. Because of, among other matters, Employee's intimate knowledge of HCA and his reputation and relationships with, among others, clients, customers, suppliers, distributors, and employees of HCA, HealthCare recognizes and Employee acknowledges the detrimental effect on the business HealthCare is acquiring from HCA and the decreased value of such business which would result if Employee were to enter into competition with HealthCare.

                  E. It is a material condition to HealthCare's obligation to consummate the transaction provided for in the Merger Agreement and the other transactions contemplated thereby that Employee enter into this Agreement.

                                                      TERMS:

                  In consideration of the premises and the mutual covenants herein contained, the parties agree as follows:



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         1.       EMPLOYMENT RELATIONSHIP.

                  1.1 EMPLOYMENT.  On the terms and conditions set forth herein,
HealthCare hereby employs Employee and Employee hereby accepts such employment with HealthCare as Vice President-Business Development. The Employee shall be responsible for developing relationships with existing managed care and group benefit plans, and initiating and implementing managed care and group benefit plans, for and on behalf of the entire HealthCare operation. During the period of employment, the Employee shall perform such additional services not inconsistent with his position as shall be designated by the President or the Board of Directors of HealthCare, use his best efforts to promote the interests of HealthCare, and serve as a director of HealthCare. During the term of employment neither Employee's title nor responsibilities shall be diminished and he shall continue to enjoy all the benefits, responsibilities, authority, perquisites and participation in the management and affairs of HealthCare as may be afforded comparable senior executive employees of HealthCare. For so long as Employee serves as a director of HealthCare, HealthCare shall fully indemnify Employee for the performance of his duties as a director and shall maintain directors and officers liability insurance in such amounts and with such carriers as are reasonable in HealthCare's industry. The failure of Employee to be elected at any time as a director or the cessation of his services as such through no fault of his own shall not affect nor reduce any of HealthCare's obligations hereunder and shall not be considered a breach hereof. Employee shall not be required to perform services at or relocate his practice to a clinic other than the HCA clinic at which he currently or at any time performs services hereunder without his prior consent. Employee understands that the performance of his duties hereunder may require reasonable travel, but Employee shall in no event be required to travel on weekends or holidays without his consent.

                  1.2 EXCLUSIVE EMPLOYMENT. During the term of this Agreement, Employee will devote his full working time, energy, attention, and skill to his duties hereunder and to the promotion of HealthCare's business. During the term of this Agreement, Employee shall not engage in any other business activity for gain provided that this restriction shall not be construed to prohibit Employee from making personal investments in such form and manner as will neither require any material amount of time or services or violate any of the terms of this Agreement.

         2.       TERM.

                  This Agreement is being entered into in contemplation of the acquisition by HealthCare of the interests in HCA owned by Employee. This
Agreement shall become effective as of the date of closing of the merger provided for in the Merger Agreement (the "Closing Date"). The initial term of this Agreement shall commence as of the Closing Date and shall end on the fifth


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anniversary of such date. unless sooner terminated pursuant to the terms hereof.
Provided this Agreement has not been earlier terminated, upon the expiration of the initial term hereof, it shall be renewed and continue for successive additional 12-month periods until terminated. Either party hereto may terminate this Agreement as of the end of the initial term or any renewal term by written notice to the other party given at least 90 days prior to the end of the initial or a renewal term.

         3.       COMPENSATION.

                  3.1 SALARY. For his services under this Agreement, Employee shall receive a base salary of $110,000 per year which shall be paid (subject to applicable payroll withholding deductions) in accordance with HealthCare's payroll policy as in effect from time to time. For any partial month worked, such salary shall be pro rated on a daily basis. If Employee's salary and other remuneration is increased at any time during the term of this Agreement, it shall not thereafter be decreased or diminished below the level of the most recent increase.

                  3.2 BONUSES. For each of the first three fiscal years of HealthCare which end after the date hereof, Employee shall be paid a bonus equal to 9.04 percent of the aggregate net income of the clinics HCA is operating at the date hereof in excess of a total of $486,390 ("Base Net Income"). It is presently contemplated that HealthCare will acquire Employee's interest in additional corporations operating under the name Hearing Care Associates. As such additional corporations are acquired, Base Net Income shall be increased to reflect such acquisitions in accordance with SCHEDULE 3.2 attached hereto. Clinic net income shall be calculated in accordance with generally accepted accounting principles applied on a consistent basis. In calculating such net income, clinics shall be subject to a corporate overhead expense charge equal to 6 percent of gross revenues. Calculation of Employee's bonus shall be made in accordance with the following example:

                  Revenue                                  $ 4,000,000

                  Net Income                               $ 1,000,000
                  6% Overhead charge                           240,000
                                                           -----------
                  Net Income after Overhead                    760,000
                  Base Net Income                              486,390
                                                           -----------
                  Excess                                       273,610
                  Bonus Percentage                               9.04%
                                                           -----------
                  Bonus                                    $    24,734
                                                           ===========

Bonus payments shall be made within 90 days following the end of each fiscal year. In the event this Agreement and Employee's employment hereunder terminates prior to the end of a fiscal year, Employee's bonus for such year shall be computed based upon net income calculated through the date of termination.



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                  3.3 BENEFITS.  During the term of this  Agreement,  HealthCare shall provide to or for the benefit of Employee all benefits he currently enjoys in connection with his position with HCA (excluding life and disability insurance in excess of that provided to HealthCare's comparable senior managers generally) at such levels of coverage he currently enjoys. Subject to the foregoing, HealthCare shall provide to or for the benefit of Employee:

                  (a) Such insurance and other fringe benefits as HealthCare shall establish from time to time for senior executive employees of HealthCare including, without limitation, dependent medical and dental insurance;

                  (b) During each calendar year of the term hereof, Employee shall be entitled to 25 days vacation plus one Friday each month, nine holidays, six days of sick leave, and three days of bereavement leave (with such paid time off being prorated for partial years on a daily basis); vacation time shall be scheduled by mutual agreement of HealthCare and Employee; Employee shall also be entitled to five (or such greater number as HealthCare shall approve) days each year (prorated as specified above) to attend professional conferences or seminars or to participate in other professional educational activities, subject to prior approval by HealthCare;

                  (c) Professional liability insurance coverage in such amounts as HealthCare shall from time to time deem appropriate but in no event less than $1,000,000 per occurrence and $3,000,000 aggregate or such greater amounts as may be appropriate and customary in the applicable profession, with a highest-rated carrier;

                  (d) Reimbursement for all professional audiology license fees and hearing aid dispensing license fees;

                  (e) HealthCare shall provide Employee reimbursement for the cost of leasing an automobile up to a maximum of $600 per month and shall reimburse Employee for all reasonable operating costs of the leased automobile including insurance, gasoline, maintenance and repairs;

                  (f) Employee shall be reimbursed for the cost of a cellular telephone, two telephone lines at his residence, a facsimile machine at his residence, a home computer at his residence, and answering and paging services, and all costs, fees, charges, taxes and expenses related to the use and operation of all of the foregoing.

                  (g) An allowance in an amount approved in advance by HealthCare but not less than $1,000 per year during the term hereof (prorated for partial years) for books, journals, professional and other organization dues or membership fees


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



         and educational expenses related to the field of clinical audiology; allowance payments shall be made when receipts are presented for reimbursement; and

                  (h) Reimbursement of other reasonable business expenses to the extent approved in advance by HealthCare or otherwise consistent with HealthCare's policies applicable to its senior executive employees.

Employee shall also become entitled to participate in such bonus and profit sharing plans as HealthCare may provide for the benefit of its senior executive employees generally.

                  3.4 STOCK OPTIONS. HealthCare shall, effective as of the Closing Date (as defined in Section 2 hereof), grant to Employee options to purchase 200,000 shares of the common stock of HealthCare. The option exercise price shall equal the closing price of a share of HealthCare common stock on the Alberta Stock Exchange as of the close of business on the Closing Date less the maximum discount permitted under the rules of the Alberta Stock Exchange. The option shall become exercisable with respect to 50 percent of the shares it covers after the first anniversary of the Closing Date and shall become exercisable in full after the second anniversary of the Closing Date. Promptly after the Closing Date, Employee will be elected to HealthCare's Board of Directors. Upon being elected, Employee shall be granted options to purchase an additional 200,000 shares of the common stock of HealthCare. The option exercise price and the option exercise date shall be as provided above except that the date of Employee's election to HealthCare's Board shall be substituted for the Closing Date. It shall be a condition to the grant and exercise of such options that Employee must make suitable arrangements for the payment of payroll withholding taxes which HealthCare may be required to withhold upon such grant or exercise.

         4.       NONDISCLOSURE; NONCOMPETITION.

                  4.1 PROPRIETARY  INFORMATION.  Employee acknowledges that as a result of his prior relationship with HCA and in the course of his employment with HealthCare, he has acquired and will learn trade secrets and confidential information of HCA (which has been acquired by HealthCare under the Merger
Agreement) and HealthCare which if known to competitors could damage HealthCare's business. Such confidential information will include, but not be limited to, some or all of the following categories of information ("Proprietary Information"):

                  (a) Financial Information including, but not limited to information relating to revenues, assets, expenses, prices, pricing structures, volume of purchases or sales or other financial data whether related to HealthCare generally, or to particular products, services, geographic areas, or time periods;


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




                  (b) Supply and service information including, but not limited to information relating to suppliers' names and addresses, terms of supply and service contracts or of particular transactions, and related information about potential suppliers to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier, though generally known or available, yields advantages to HealthCare the details of which are not generally known;

                  (c) Marketing information including, but not limited to information relating to details of ongoing or proposed marketing programs or agreements by or on behalf of HealthCare, sales forecasts, advertising formats and methods or results of marketing efforts or information about impending transactions;

                  (d) Personnel information including, but not limited to information relating to personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hirings, resignations, disciplinary actions, terminations or reasons therefore, training methods, performance, or other information concerning employees of HealthCare; and

                  (e) Client information including, but not limited to information relating to past, existing or prospective client's names, addresses or backgrounds, records of treatment, terms of sales or agreements between clients and HealthCare, status of clients' accounts or credit, or related information about actual or prospective clients as well as client lists.

                  Employee agrees to keep all Proprietary Information confidential. Except as may be necessary in the performance of his duties on behalf of HealthCare, Employee will make no use of and will not communicate or divulge to any party whatsoever any Proprietary Information. Employee will not at any time after his employment with HealthCare terminates use any Proprietary Information for his own benefit or on behalf of any person, firm, partnership, association, corporation, or other party whatsoever. This covenant shall not apply to any information that by means other than Employee's deliberate or inadvertent disclosure becomes well known to the public or to disclosure compelled by judicial or administrative proceedings after Employee diligently (at HealthCare's expense) tries to avoid each disclosure and affords HealthCare the opportunity to obtain assurance that compelled disclosures will receive confidential treatment.

                  4.2 OWNERSHIP AND RETURN OF DOCUMENTS. Employee agrees that all records or materials (written or in computer format), notes, memoranda or other documents and all copies thereof relating to Proprietary Information, some of which may be


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prepared by Employee,  and all objects associated  therewith in any way shall be
HealthCare's property. Employee shall not, except as may be necessary for use in HealthCare's business operations, copy or duplicate any of the aforementioned documents or objects, nor remove them from HealthCare's facilities nor use any information concerning them except for HealthCare's benefit, either during his employment or thereafter. Employee agrees that he will deliver all of the aforementioned documents and objects that may be in his possession to HealthCare on termination of his employment, or at any other time on HealthCare's request, together with his written certification of compliance with the provisions of this Section 4.2.

                  4.3 NONSOLICITATION AND NONCOMPETITION. Employee agrees that during the term of this Agreement and for a period of 36 full calendar months following the termination of Employee's employment hereunder, Employee will not, directly or indirectly, for himself or on behalf of any other party:

                  (a) Be engaged directly or indirectly (as an individual or stockholder, officer, director, partner, agent, employee, direct or indirect owner or representative of any person, firm, corporation or association) in any business competitive with the business being carried on by HealthCare at such time of termination within Los Angeles County and Orange County, California;

                  (b) Participate in, assist, engage in, advise or consult for, lend money to, guarantee the debts or obligations of, permit his name to be used by or in any way be connected with any business similar in nature to all or any part of HealthCare's business or which competes in any way with HealthCare's business;

                  (c) Call upon or endeavor to transact business in competition with HealthCare with any party who was a client or customer of HealthCare while Employee was employed hereunder (such period being hereinafter referred to as the "Employment Period"); or

                  (d) Disturb, hire, entice away or in any other manner persuade any employee, client, or customer of HealthCare who was an employee, client, or customer of HealthCare during the Employment Period, to alter, modify or terminate his, her, or its relationship with HealthCare as an employee, client, or customer as the case may be.

Notwithstanding the foregoing, Employee may be a passive investor in up to 10 percent of the stock of any publicly traded company.

                  4.4 REMEDIES FOR BREACH. Employee acknowledges that in the event of his breach of this Section 4, damages will be difficult or impossible to ascertain, and it is therefore agreed that HealthCare, in addition to, and without limiting any other


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remedy or right it may have,  shall  have the right to an  injunction  enjoining said breach issued by a court of competent jurisdiction. In the event any litigation or controversy between the parties hereto arises out of or in connection with this Agreement, the prevailing party in such litigation or controversy shall be entitled to recover from the other party all reasonable attorney fees, expenses and costs, including those associated with any appellate proceedings or post-judgment collection proceedings.

         5.       DEVELOPMENTS.

                  There shall become the exclusive property of HealthCare every invention and improvement conceived, invented or developed by Employee during the term hereof and for a period of one year thereafter relating to or usable in
(i) in any business then being carried on or actively contemplated by HealthCare or (ii) the production of any product then being manufactured, sold, used or in the process of development by HealthCare or which may be sold or used in competition with any such product. With respect to all such inventive ideas originated or developed by Employee while in the employ of HealthCare, or developed by Employee within the period of one year thereafter, which relate to the business or related products, designs, ideas or techniques sold, used or in the process of development by HealthCare during the term, or as to which Employee has acquired information as a result of such employment, and all patents, trademarks and/or copyrights obtained on such inventive ideas:

                  (a) Employee agrees to disclose and assign, without charge but at HealthCare's cost, all such inventive ideas and any patents, trademarks and/or copyrights obtained thereon to HealthCare;

                  (b) Employee agrees that all such inventive ideas and any patents, trademarks and/or copyrights thereof shall be the exclusive property of HealthCare; and

                  (c) Employee will at HealthCare's cost, at any and all times, furnish such information and assistance, and execute such applications and other documents as may be requested by HealthCare to obtain both domestic and foreign patents, trademarks and/or copyrights, title to which is to be vested in HealthCare, and Employee gives HealthCare full and exclusive power to prosecute all such applications and all proceedings in connection therewith.

         6.       TERMINATION.

                  6.1 EXPIRATION OF TERM. If not otherwise terminated under this
Section 6, Employee's employment hereunder shall terminate upon expiration of the term pursuant to Section 2 hereof.



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                  6.2  DEATH.  The term and Employee's employment
hereunder shall terminate upon Employee's death.

                  6.3 DISABILITY. In the event Employee becomes physically or mentally disabled so as to become unable, for a period of more than 90 consecutive working days or for more than 180 working days in the aggregate during any 365-day period, to perform his duties hereunder on substantially a full-time basis, HealthCare may at its option terminate the term and Employee's employment hereunder upon not less than 30 days' written notice.

                  6.4 TERMINATION FOR GOOD CAUSE BY HEALTHCARE. HealthCare may immediately terminate the term and Employee's employment hereunder for "Good Cause." For the purposes of this Section 6.4, "Good Cause" shall mean

                  (a) Unlawful use or theft of property or monies of HealthCare;

                  (b) Continued willful insubordination as to some material matter after reasonable warning or reprimand;

                  (c) Conviction of a felony or serious misdemeanor requiring intent or moral turpitude;

                  (d) Actively and intentionally pursuing interests of a competitor to the detriment of the financial interests of HealthCare;

                  (e) Failure to maintain a reasonable level of job performance reasonably satisfactory to HealthCare (including failure to comply with the provisions of this Agreement); or

                  (f)  Any   material   breach  by  Employee   of,  or  material
         misrepresentation in, any representation, warranty or covenant of Employee in the Merger Agreement.

The determination of whether Good Cause exists shall be made by HealthCare's Board of Directors prior to any termination of Employee's employment, acting in good faith after a hearing in which Employee, being represented by counsel if he so desires, has the opportunity to present and defend his case.

                  6.5 TERMINATION WITHOUT GOOD CAUSE. This Agreement may be terminated by HealthCare at any time without Good Cause. In the event this Agreement is terminated without Good Cause by HealthCare, HealthCare shall pay to Employee on the effective date of such termination a lump sum equal to the salary due Employee for the balance of the term hereof. In addition, pursuant to
Section 3.2 hereof, Employee is entitled to receive specified bonus payments during the term of this Agreement ("Bonuses"). In the event Employee's employment by Hearing Care is terminated without cause:



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                  (i) Prior to the end of the first 12-month  period of the term hereof, Employee shall be entitled to receive a bonus for such period computed as set forth in Section 3.2 and shall be entitled to receive Bonuses during each of the second and third 12-month periods equal to the greater of (x) the Bonus paid with respect to the first 12-month period or (y) or the Bonuses for such periods computed as provided in
         Section 3.2 hereof;

                  (ii) After the first anniversary of the date hereof but prior to the second anniversary, Employee shall be entitled to receive Bonuses during each of the second and third 12-month periods of the term hereof equal to the greater of (x) the Bonus paid with respect to the first 12-month period or (y) the Bonuses for such periods computed as provided in Section 3.2 hereof; or

                  (iii) After the second anniversary of the date hereof but prior to the third anniversary, Employee shall be entitled to a Bonus for the third 12-month period of the term hereof equal to the greater of (x) the average of the Bonuses received by Employee with respect to first and second 12-month periods of the term hereof or (y) the Bonus for such period computed as provided in Section 3.2.

Termination without Good Cause shall occur upon written notice to Employee, which notice shall specify the effective date of termination to be no less than 60 days from the date of Employee's receipt of the notice. Employee agrees to continue to render his normal and usual services consistent with this Agreement and his normal practice during the entire 60-day notice period, unless the period of rendition of such services is reduced or excused entirely by HealthCare. Employee shall not be required to seek other employment in order to mitigate damages suffered by Employee as a result of his termination without Good Cause. Employee shall suffer no reduction or set-off in payment made under this Section 6.5 due to other employment or compensation.



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                  6.6  TERMINATION  FOR GOOD  CAUSE BY  EMPLOYEE.  Employee  may
terminate this Agreement and his employment hereunder for Good Cause. For purposes of this Section 6.6, "Good Cause" shall mean (i) the continued material violation by HealthCare of any of the provisions of this Agreement after HealthCare has been provided with written notice of such violation and HealthCare fails to cure such violation within 30 days after receipt of such written notice or (ii) there has been a "change of control" affecting HealthCare. For purposes of this Section 6.6 a "change of control" shall mean that an individual who is not as of the date hereof a shareholder of HealthCare acquires 40 percent or more of HealthCare's issued and outstanding common stock. In the event of a termination for Good Cause by Employee, Employee shall be entitled to receive severance pay as provided in Section 6.5 hereof. Employee may terminate this Agreement at any time on 60 days notice without Good Cause but shall, in such case, not be entitled to the benefits of this Section 6.6.

                  6.7 EFFECT OF TERMINATION. Upon the termination of this Agreement, the obligations of the parties hereunder will cease except for (i) HealthCare's obligation to pay Employee all amounts due Employee hereunder for services or otherwise accruing prior to the date of termination, (ii) HealthCare's obligation, if any, to pay severance to Employee pursuant to Sections 6.5 and 6.6 hereof, (iii) Employee's obligations under Sections 4 and 5 hereof, and (iv) the parties' obligations under Sections 7 and 9 hereof.

         7.       ARBITRATION.

                  Except as provided in Section 4 hereof, any controversy or disagreement between Employee and HealthCare shall be resolved exclusively by arbitration in Los Angeles, California, in accordance with the rules of the American Arbitration Association and judgment on any award or determination so made may be entered for enforcement in any court having jurisdiction. If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed $50,000, then the panel to be appointed shall consist of three neutral arbitrators; otherwise, one neutral arbitrator. The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within 120 days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have 30 days thereafter to reconsider and modify such decision if any party so requests within ten days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.



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         8.       ASSIGNMENT.

                  Each party acknowledges that this is a personal service contract and that no assignment of this Agreement or any interest therein may be made by either party without the express written consent of the other. This Agreement shall be assignable and transferable by HealthCare to any successor-in-interest, parent, subsidiary, or affiliate of HealthCare.

         9.       GENERAL.

                  9.1 GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of California, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

                  9.2 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of HealthCare and Employee and their respective heirs, legal representatives, executors, administrators, successors, and permitted assigns.

                  9.3 INTEGRATION; AMENDMENT; WAIVER. This Agreement sets forth all of the understandings between the parties with respect to its subject matter and supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject hereof. No change or modification of this Agreement shall be valid unless in writing and signed by the party against which it is to be enforced. No waiver of any provision of this Agreement shall be valid unless written and signed by the person or party to be charged.

                  9.4 SEVERABILITY. If any provision of this Agreement shall be determined to be unenforceable because the terms are excessive or unreasonable then such provision shall be reduced to the maximum reasonable limit and enforced as reduced. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal, or unenforceable in any respect, the enforceability of such provisions in every other respect and of the remaining provisions of this Agreement shall not in any way be impaired.

                  9.5 NOTICES. All notices or other communications hereunder shall be given in writing and shall be personally delivered or sent by private, overnight courier service addressed as follows:

                  If to HealthCare:    HealthCare Hearing Clinics,
                                         Inc.
                                       c/o HealthCare Capital Corp.
                                       111 S.W. Fifth Avenue, Suite 2390
                                       Portland, Oregon  97204



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                  With a copy to:      G. Todd Norvell
                                       Miller, Nash, Wiener, Hager &
                                         Carlsen
                                       111 S.W. Fifth Avenue
                                       Portland, Oregon 97204

                  If to Employee:      Gregory Frazer
                                       1477 Dwight Drive
                                       Glendale, California  91207

                  With a copy to:      Alex W. Zabrosky
                                       Gardner, Carton & Douglas
                                       321 N. Clark Street, Ste. 3400
                                       Chicago, Illinois 60610

If personally delivered a notice shall be deemed given upon receipt. If sent by courier, a notice shall be deemed given on the next business day after it is delivered to the courier addressed as provided above with charges prepaid. Any party to this Agreement may change its address for notices by giving notice in accordance with this section.

                  9.6 HEADINGS. The headings of this Agreement are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above-written.


EMPLOYEE:                                     HEALTHCARE:

                                              HEALTHCARE HEARING CLINICS,
                                                INC.


/S/ GREGORY J. FRAZER                         By /S/ BRANDON M. DAWSON
Gregory J. Frazer                                President



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